                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Essex Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Essex Bancorp, Inc.                                                 Gene D. Ross
Corporate Offices                                                  President and
Interstate Corporate Center                              Chief Executive Officer
Building #9                     [LOGO OF ESSEX]
Suite 200
Norfolk, Virginia 23502
(757) 893-1300


August 6, 2001


Dear Shareholder:

Recently we sent you a Proxy Statement asking you to Vote FOR our Merger transaction. The Annual Meeting of Stockholders is to be held August 31, 2001. Our Board of Directors unanimously recommends a Vote FOR the Merger. Enclosed you will find a proxy card and postage paid return envelope.

--------------------------------------------------------------------------------
                 These are some reasons to Vote FOR the Merger:
--------------------------------------------------------------------------------

 . The book value of common shares as of June 30, 2001 is $(3.14). This negative value has eroded since December 31, 2000 by $.80; continuing a trend that was projected and described on page 22 of the Proxy Statement.

 . The $1.45 cash price reflects a small premium of $.05 over the closing market price of $1.40 on January 29, 2001 and a premium of $.27 per share over the average closing price for the 22 trading day period prior to the announcement of the merger. The valuation methodology used by our financial advisor is explained in the Proxy Statement on pages 20 through 27 and, in the opinion of the board of directors, resulted in a price recommendation that is substantively fair.

 . The recommended price of $1.45 is near the top range of the only valuation method that yielded any positive value for the common stock.

 . The board of directors is concerned that should the merger not be approved by the shareholders, the negative book value of common shares will continue to increase and that the value of Essex Bancorp's common stock will continue to erode.

 . The board of directors and management of the Company have considered and actively pursued alternative ways to allow the holders of the common stock to realize value for their shares, and concluded that there is not material interest in any restructuring or other strategic transaction that would result in a positive return to the stockholders greater than what is being proposed.

                            YOUR VOTE IS IMPORTANT.
                            ----------------------

     .  Vote regardless of how many shares you own.
     . If you have already voted your shares, we ask that you consider possible delays in our receipt of mail, and please return the proxy card in the postage paid return envelope.

--------------------------------------------------------------------------------
                               VOTE YOUR SHARES
        If you have questions or need assistance in voting your shares, please contact our proxy solicitor:

                           REGAN & ASSOCIATES, INC.
                          TOLL-FREE:  1-800-737-3426
                                      OR
                     CALL THE COMPANY, ESSEX BANCORP, INC.
                              AT:  1-757-893-1326
--------------------------------------------------------------------------------

On behalf of the Board of Directors, we thank you for your continued support:



Gene D. Ross
President and Chief Executive Officer